ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140804775-18
	Filing Date and Time 12/12/2014 8:00 AM
	Entity Number E0864872007-8

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Modern Mobility Aids, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

2.1 In Article One thereof, the name of the Corporation is: Galileo Life Sciences, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Fifty One Percent (51%)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

MEETING OF THE BOARD OF DIRECTORS
OF
MODERN MOBILITY AIDS, INC.
BY CONSENT

December 2, 2014

The undersigned, being all of the directors (the "Board") of MODERN MOBILITY AIDS, INC., a Nevada corporation (the "Company"), in accordance with provisions of Section 78.315 of the General Corporation Law of the State of Nevada, do hereby give their unanimous consent to the adoption of the following resolution(s) of the Board of Directors of this Corporation without a meeting, but with the same force and effect as if said resolutions were duly adopted at a meeting thereof duly and regularly called for said purpose, which resolution(s) shall be deemed to have been adopted as of December 2, 2014.

WHEREAS, the Board has determined that it is in the best interests of the Company to change the name of the Company and to provide for additional equity financing to continue the operations and further the objectives of the Company and its affiliates;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the change of the Company's name to Galileo Life Sciences, Inc., and certain changes in the authorized capital structure of the Company; and

FURTHER RESOLVED, that the Board recommends to the shareholders that they approve the proposed changes and directs that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the proposed changes.

FURTHER RESOLVED, that in connection with the foregoing, the President or Chief Executive Officer of this Corporation be and hereby is authorized and empowered to make, execute and deliver, on behalf of and in the name of the Corporation, all such other and further instruments and documents and to do and perform all such acts and things as may be desired, required or otherwise deemed necessary or advisable by said officer or officers, in his or their sole discretion, to effectuate the above described resolutions, or otherwise in furtherance of any and all matters herein mentioned.

FURTHER RESOLVED, that all such instruments, when executed by the President or Chief Executive Officer or any Vice President of the Corporation,

D.S. KRP

with or without the joinder of the Secretary or any Assistant Secretary of this Corporation, are and shall be legal, valid and binding acts and agreements of this Corporation, enforceable in accordance with the terms thereof.

EXECUTED December 2, 2014

Kenneth R. Pinckard, Director

Preston J. Shea, Director

I certify that this is a true and accurate copy of the original.

David Shl

March 10, 2016